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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

________________

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 24, 2018

Date of Report (Date of earliest event reported)

________________

Milacron Holdings Corp.

(Exact name of registrant as specified in its charter)

________________

Delaware

(State or other jurisdiction

of incorporation)

001-3748

80-0798640

(Commission

DIRE

File Number)

(IRS Employer

Identification No.)

10200 Alliance Road, Suite 200

Cincinnati, Ohio

45242

(Address of principal executive offices)

(Zip Code)

(513) 487-5000

(Registrant’s telephone number, including area code)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07

Submission of Matters to a Vote of Security Holders.

Final voting results on matters properly brought before the annual meeting of shareholders held on April 24, 2018, are set forth below:

Total Outstanding Shares as of Record Date:

69,449,093

Shares Represented at Meeting:

63,216,574

Proposal 1 – Election of Class III Directors

	For	Withhold	Broker Non-Votes
Gregory J. Gluchowski, Jr	60,910,700	682,966	1,622,908
James M. Kratochvil	34,097,608	27,496,058	1,622,908
David W. Reeder	60,995,689	597,977	1,622,908

Proposal 2 – Ratify selection of Ernst & Young LLP as Independent Register Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
62,092,531	1,122,345	1,698	0

Proposal 3 – Advisory vote to approve executive compensation

For	Against	Abstain	Broker Non-Votes
60,819,744	772,118	1,804	1,622,908

Proposal 4 – Approval of amendment of the Milacron Holdings Corp. 2015 Equity Incentive Plan, including to increase the authorized shares

For	Against	Abstain	Broker Non-Votes
57,232,284	4,360,534	848	1,622,908

Proposal 5 – Approval of the material terms of awards under Code Section 162(m)

For	Against	Abstain	Broker Non-Votes
61,076,024	516,164	1,478	1,622,908

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILACRON HOLDINGS CORP.

By:

/s/ Bruce Chalmers

Name:

Bruce Chalmers

Title:

Chief Financial Officer

Date:

April 25, 2018